As filed with the Securities and Exchange Commission on May 16, 2002
Registration No. 333-83878

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
Under
the Securities Act of 1933

Netflix, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7841	77-0467272
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

970 University Avenue
Los Gatos, CA 95032
(408) 399-3700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

W. Barry McCarthy, Jr.
Chief Financial Officer
970 University Avenue
Los Gatos, CA 95032
(408) 399-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq.
Peter H. Bergman, Esq.
Jeffrey S. Cannon, Esq.
Kevin K. Rooney, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
Robert Sanchez, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 7927 Jones Branch Drive Lancaster Building WestPark, Suite 400 McLean, Virginia 22102 (703) 734-3100	Jonathan A. Schaffzin, Esq. Cahill Gordon & Reindel 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box.    ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.001 par value	6,325,000	$15.00	$94,875,000	$8,729

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Amount previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit Number	Description

1.1	Form of Purchase Agreement.

3.1*	Amended and Restated Certificate of Incorporation of Registrant, as amended.

3.2*	Proposed Amended and Restated Certificate of Incorporation of Registrant.

3.3*	Amended and Restated Bylaws of Registrant.

3.4*	Proposed Amended and Restated Bylaws of Registrant.

4.1*	Form of Registrant’s Common Stock Certificate.

5.1*	Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1*	Form of Indemnification Agreement between Registrant and each of its directors and officers.

10.2*	2002 Employee Stock Purchase Plan.

10.3	Amended and Restated 1997 Stock Plan.

10.4*	2002 Stock Plan.

10.5*	Amended and Restated Stockholders’ Rights Agreement dated July 10, 2001.

10.6*	Amended and Restated Agreement Concerning the Right to Participate dated June 22, 1999.

10.7*	Office Lease dated October 27, 2000 between Registrant and BR3 Partners.

10.8*
Lease Agreement dated August 11, 1999 between Registrant and Lincoln-Recp Old Oakland Opco, LLC; First Amendment to Lease Agreement dated December 3, 1999; Second Amendment to Lease Agreement dated January 4, 2000; Third Amendment to Lease Agreement dated June 12, 2001 between Registrant and Joseph Sully.

10.9*	Offer letter dated April 19, 1999 with W. Barry McCarthy, Jr., Chief Financial Officer of Registrant.

10.10*	Offer letter dated March 25, 1999 with Tom Dillon, Vice President of Operations of Registrant.

10.11*	Offer letter dated March 13, 2000 with Leslie J. Kilgore, Vice President of Marketing of Registrant.

10.12*†	Letter Agreement dated as of May 1, 2000 between Registrant and Columbia TriStar Home Entertainment, Inc.

10.13*†	Revenue Sharing Output License Terms between Registrant and Warner Home Video.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.
**	To be filed by amendment.
†	Confidential treatment requested on portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on the 15th day of May, 2002.

NE	TFLIX, INC.

By	: /S/ W. BARRY MCCARTHY, JR.

W.	Barry McCarthy, Jr.
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

REED HASTINGS* Reed Hastings	President, Chief Executive Officer and Director (principal executive officer)	May 15, 2002

/s/ W. BARRY MCCARTHY, JR. W. Barry McCarthy, Jr.	Chief Financial Officer (principal financial and accounting officer)	May 15, 2002

TIMOTHY M. HALEY* Timothy M. Haley	Director	May 15, 2002

JAY C. HOAG* Jay C. Hoag	Director	May 15, 2002

A. ROBERT PISANO* A. Robert Pisano	Director	May 15, 2002

MICHAEL N. SCHUH* Michael N. Schuh	Director	May 15, 2002

Richard N. Barton	Director

Michael Ramsay	Director

*By: /S/ W. BARRY MCCARTHY, JR. W. Barry McCarthy, Jr. Attorney-in-Fact

II-6

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Purchase Agreement.

3.1*	Amended and Restated Certificate of Incorporation of Registrant, as amended.

3.2*	Proposed Amended and Restated Certificate of Incorporation of Registrant.

3.3*	Amended and Restated Bylaws of Registrant.

3.4*	Proposed Amended and Restated Bylaws of Registrant.

4.1*	Form of Registrant’s Common Stock Certificate.

5.1*	Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1*	Form of Indemnification Agreement between Registrant and each of its directors and officers.

10.2*	2002 Employee Stock Purchase Plan.

10.3	Amended and Restated 1997 Stock Plan.

10.4*	2002 Stock Plan.

10.5*	Amended and Restated Stockholders’ Rights Agreement dated July 10, 2001.

10.6*	Amended and Restated Agreement Concerning the Right to Participate dated June 22, 1999.

10.7*	Office Lease dated October 27, 2000 between Registrant and BR3 Partners.

10.8*
Lease Agreement dated August 11, 1999 between Registrant and Lincoln-Recp Old Oakland Opco, LLC; First Amendment to Lease Agreement dated December 3, 1999; Second Amendment to Lease Agreement dated January 4, 2000; Third Amendment to Lease Agreement dated June 12, 2001 between Registrant and Joseph Sully.

10.9*	Offer letter dated April 19, 1999 with W. Barry McCarthy, Jr., Chief Financial Officer of Registrant.

10.10*	Offer letter dated March 25, 1999 with Tom Dillon, Vice President of Operations of Registrant.

10.11*	Offer letter dated March 13, 2000 with Leslie J. Kilgore, Vice President of Marketing of Registrant.

10.12*†	Letter Agreement dated as of May 1, 2000 between Registrant and Columbia TriStar Home Entertainment, Inc.

10.13*†	Revenue Sharing Output License Terms between Registrant and Warner Home Video.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.
**	To be filed by amendment.
†	Confidential treatment requested on portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.